UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2013

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia 22207

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 703.534.0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see filing General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2013 United Bankshares, Inc. (“United”), Virginia Commerce Bancorp, Inc. (“Virginia Commerce”) and George Mason Bankshares, Inc. (“George Mason”), a direct, wholly owned subsidiary of United, entered into a Joint Waiver and Agreement (the “Waiver”) to waive certain rights set forth in the Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of January 29, 2013 and as amended, by and among United, Virginia Commerce and George Mason, pursuant to which, among other things, Virginia Commerce will merge with and into George Mason, with George Mason continuing as the surviving corporation (the “Merger”).

The Waiver (1) extends, from November 30, 2013 to January 31, 2014, the date after which either United or Virginia Commerce can elect to terminate the Reorganization Agreement if the Merger has not yet been completed, and (2) assuming that all conditions to the consummation of the Merger set forth in the Reorganization Agreement have been satisfied, establishes January 31, 2014 as the closing date of the Merger.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The press release announcing the Waiver is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Joint Waiver and Agreement, dated as of November 29, 2013, by and among United Bankshares, Inc., Virginia Commerce Bancorp, Inc. and George Mason Bankshares, Inc.

99.1	Joint Press Release, dated November 29, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

	By:	/s/ Mark S. Merrill
Mark S. Merrill Executive Vice President, Chief Financial Officer

Dated: November 29, 2013

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Joint Waiver and Agreement, dated as of November 29, 2013, by and among United Bankshares, Inc., Virginia Commerce Bancorp, Inc. and George Mason Bankshares, Inc.

99.1	Joint Press Release, dated November 29, 2013